Exhibit 10.3

EXECUTION VERSION

THIRD AMENDMENT TO SUBLEASE

THIS THIRD AMENDMENT TO SUBLEASE (“Third Amendment”) is effective as of July 12, 2011 (“Third Amendment Effective Date”), by and between FibroGen, Inc., a Delaware Corporation (“FibroGen”), and Solazyme, Inc., a Delaware corporation (“Solazyme”). This Third Amendment amends that certain Sublease entered into by and between Solazyme and FibroGen on December 31, 2009 (the “Original Sublease”), as amended by the First Amendment to Original Sublease on January 29, 2010 (the “First Amendment”) and the Second Amendment to Original Sublease on June 1, 2010 (the “Second Amendment” and together with the First Amendment are the “Prior Amendments”). The Prior Amendments together with the Original Sublease are hereinafter collectively referred to as the Sublease. Capitalized terms that are not defined in this Third Amendment shall have the meanings given to them in the Sublease.

BACKGROUND

A. Under the Sublease, Solazyme subleased from FibroGen office and laboratory space located, respectively, at 201 and 225 Gateway Boulevard, South San Francisco, California on the terms and conditions set forth therein.

B. FibroGen and Solazyme now desire to amend the Sublease to include approximately 22,011 rentable square feet located on the second floor of the building located at 201 Gateway Boulevard and thereby increase the Subleased Premises under the Sublease, as amended by this Third Amendment, from approximately 74,210 to 96,221 rentable square feet.

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THE PARTIES AGREE AS FOLLOWS:

1.	AMENDMENT OF THE SUBLEASE.

1.1	Subject to, and conditioned upon receipt of Master Lessor’s written consent as provided in Paragraph 2.1 of this Third Amendment, and in accordance with Paragraph 24.1 and Article 6 of the Sublease, to include in the Subleased Premises an additional 22,011 square feet located on the second floor of the 201 Building (the “Expanded Space”), the parties agree to delete in its entirety Subparagraph 2.1 of the Sublease and replace it with the following:

“2.1 a) The area sublet by Solazyme subject to this Sublease is approximately 96,221 square feet of space (“Subleased Premises”) in the buildings located at 225 and 201 Gateway Blvd. as indicated in Attachment B-3 hereto.

i)	The Subleased Premises shall be comprised of the entire building located at 225 Gateway Boulevard (approximately 64,242 rentable square feet) as specified in Attachment B-3 and known as the 225 Building.

ii)

The remainder of the Sublease Premises shall be comprised of approximately 9,968 rentable square feet located on the first floor of the building located at 201 Gateway Boulevard, which includes the Pilot Plant Facility located on the first floor, and 22,011 rentable square feet located on the second floor of the building located at 201 Gateway Boulevard as specified in Attachment B-3.

The area comprising the Subleased Premises is calculated by adding the space exclusively occupied by Solazyme to the pro rata allocation (based upon a ratio of Solazyme’s square footage in the 201 and 225 Buildings relative to the balance of the building) of the common space in the 201 and 225 Buildings (including, but not limited to, common entrance and reception areas, common bathrooms, common hallways and common utilities), and the exterior walls and area under the drip line of the 201 and 225 Buildings.”

1.2	Attachment B-2 of the Sublease is replaced in its entirety with the attached “Attachment B-3” indicating that the Subleased Premises includes the entire building located at 225 Gateway Boulevard and 31,979 rentable square feet located at 201 Gateway Boulevard.

1.3	The parties agree to delete in its entirety Subparagraph 7.1 of the Sublease and replace it with the following:

“7.1 Solazyme shall pay a monthly rent (“Base Rent”) to FibroGen for the Subleased Premises in phases corresponding to Rentable Area in the Subleased Premises as follows:

•	“Bldg 225 (initial space)” shall correspond to 36,000 rentable square feet in the 225 Building;

•	“First Expanded Space – 225” shall correspond to 10,000 rentable square feet in the 225 Building;

•	“Second Expanded Space – 225” shall correspond to 18,242 rentable square feet in the 225 Building;

•	“Bldg 201 (1st Floor/Pilot Plant) Space” shall correspond to 9,968 rentable square feet on the first floor in the 201 Building;

•	“Bldg. 201 (2nd Floor) Space” shall correspond to 22,011 rentable square feet on the second floor in the 201 Building.

Solazyme shall pay Base Rent according to the following schedule:

Month	Rentable Area	Rate/Sq. Ft./ Mo.	Monthly Rent
Mos. 1-2 Feb. & Mar. 2010
Bldg 225 (initial space)	36,000	$0.000	$0.00
First Expanded Space – 225	10,000	$0.000	$0.00
Second Expanded Space – 225	18,242	$0.000	$0.00
Bldg 201 (1st Floor/Pilot Plant) Space	9,968	$0.000	$0.00
Bldg. 201 (2nd Floor) Space	22,011	$0.000	$0.00

Mos. 3-4 Apr. & May 2010
Bldg 225 (initial space)	36,000	$2.175	$78,300.00
First Expanded Space – 225	10,000	$2.050	$20,500.00
Second Expanded Space – 225	18,242	$0.000	$0.00
Bldg 201 (1st Floor/Pilot Plant) Space	9,968	$0.000	$0.00
Bldg. 201 (2nd Floor) Space	22,011	$0.000	$0.00

Mos. 5-9 June 2010 through Oct. 2010
Bldg 225 (initial space)	36,000	$2.175	$78,300.00
First Expanded Space – 225	10,000	$2.050	$20,500.00
Second Expanded Space – 225	18,242	$0.000	$0.00
Bldg 201 (1st Floor/Pilot Plant) Space	9,968	$2.175	$21 680.40
Bldg. 201 (2nd Floor) Space	22,011	$0.000	$0.00

Mos. 10-12 Nov. 2010 through Jan. 2011
Bldg 225 (initial space)	36,000	$2.175	$78,300.00
First Expanded Space – 225	10,000	$2.050	$20,500.00
Second Expanded Space – 225	18,242	$2.050	$37,396.10
Bldg 201 (1st Floor/Pilot Plant) Space	9,968	$2.175	$21 680.40
Bldg. 201 (2nd Floor) Space	22,011	$0.000	$0.00

Mos. 13-24 Feb. 2011 through Jan. 2012
Bldg 225 (initial space)	36,000	$2.24025	$80,649.00
First Expanded Space – 225	10,000	$2.1115	$21,115.00
Second Expanded Space – 225	18,242	$2.1115	$38,517.98
Bldg 201 (1st Floor/Pilot Plant) Space	9,968	$2.24025	$22,330.81
Bldg. 201 (2nd Floor) Space	22,011	$2.110	$23,221.61	*
(*Pro-rated Base Rent for the Expanded Space for period between January 15 and January 31, 2012.)

Mos. 25-36 Feb. 2012 through Jan 2013
Bldg 225 (initial space)	36,000	$2.3074575	$83,068.47
First Expanded Space – 225	10,000	$2.174845	$21,748.45
Second Expanded Space – 225	18,242	$2.174845	$39,673.52
Bldg 201 (1st Floor/Pilot Plant) Space	9,968	$2.3074575	$23,000.74
Bldg 201 (2nd Floor) Space	22,011	$2.225	$48,974.48

Mos. 37-48 Feb. 2013 through Jan. 2014
Bldg 225 (initial space)	36,000	$2.3766812	$85,560.52
First Expanded Space – 225	10,000	$2.2400903	$22,400.90
Second Expanded Space – 225	18,242	$2.2400903	$40,863.72
Bldg 201 (1st Floor/Pilot Plant) Space	9,968	$2.3766812	$23,690.76
Bldg 201 (2nd Floor) Space	22,011	$2.29175	$50,443.71

Mos. 49-End of Term Feb. 2014 through Feb. 2015
Bldg 225 (initial space)	36,000	$2.4479681	$88,126.85
First Expanded Space – 225	10,000	$2.307293	$23,072.93
Second Expanded Space – 225	18,242	$2.307293	$42,089.63
Bldg 201 (1st Floor/Pilot Plant) Space	9,968	$2.4479681	$24,401.34
Bldg 201 (2nd Floor) Space	22,011	$2.3605025	$51,957.02

The Base Rent amounts set forth in this Paragraph 7.1 shall be subject to equitable pro rata adjustment in the event occupancy of the Subleased Premises is not delivered to Subtenant on or before the dates set forth in the Original Sublease, the Prior Amendments or this Third Amendment. For the avoidance of doubt, Subtenant shall not incur or be obligated to pay monthly Base Rent for Building 201 prior to the 201 Building Occupancy Date; nor shall Solazyme be obligated to pay monthly Base Rent for the First Expanded Space prior to delivery of possession thereof; nor shall Solazyme be obligated to pay monthly Base Rent for the Second Expanded Space prior to delivery of possession thereof; nor shall Solazyme be obligated to pay monthly Base Rent for the Building 201 (2nd Floor) Space prior to January 15, 2012 (“Rent Commencement”) thereof.”

1.4	The parties agree to add a new Subparagraph 8.7 to the Sublease as follows:

“8.7 In the period between January 1, 2012 and January 14, 2012, Solazyme shall have early access to the Expanded Space for general business setup on a rent-free basis; provided, that, Solazyme shall pay the operating expenses (including PG&E, trash, etc.) for the Expanded Space arising during such early access period.”

1.5	The parties agree to add a new Subparagraph 9.3 to the Sublease as follows:

“9.3 Upon execution of the Third Amendment, Solazyme shall provide a security deposit equal to the first full month’s rent for the Expanded Space. The Security Deposit shall be in the form of an irrevocable standby letter of credit, in form reasonably satisfactory to FibroGen.”

1.6	The parties agree to add a new Subparagraph 10.4 of the Sublease as follows:

“10.4 Prior to January 15, 2012, FibroGen, at its sole cost and expense, shall professionally clean the Expanded Space, replace damaged ceiling tiles and window blinds, steam clean the carpets, patch the walls and touch up paint as needed in the Expanded Space. At Solazyme’s election, all or part of the existing cubicles and furniture owned by FibroGen shall remain in place in the Expanded Space during the Term at no charge to Solazyme or removed, at FibroGen’s sole expense; provided that in the case of removal of any cubicles or furniture, Solazyme shall notify FibroGen of such election no later than February 15, 2012. Further, FibroGen shall deliver the Expanded Space in good working condition, including but not limited to, the roof, HVAC, electrical, plumbing, lighting and subject to the warranties and covenants set forth in this Section 10. Further, in accordance with Subparagraph 13.3, Solazyme shall deliver to FibroGen within 14 business days following January 15, 2012, a Damage List with respect to the Expanded Space and each of the parties’ respective rights and obligations under such Subparagraph shall apply in full to the Expanded Space.”

1.7	The parties agree to add a new Subparagraph 20.2 to the Sublease as follows:

“20.2 FibroGen shall pay to Cornish & Carey Commercial all brokerage and other fees due in connection with the parties’ execution and delivery of the Third Amendment and indemnify, defend and hold harmless Solazyme with respect to any claims, costs and damages resulting from FibroGen’s breach of this Subparagraph 20.2 as provided in Subparagraph 20.1. The provisions of this Subparagraph 20.2 shall survive the termination of the Sublease, including the Third Amendment.”

1.8	The parties agree to add a new Subparagraph 21.2 to the Sublease as follows:

“21.2 Prior to January 15, 2012, FibroGen shall remove at its sole expense existing building top-signage on the 201 Building.”

2.	MISCELLANEOUS.

2.1	Master Lessor’s Consent. This Third Amendment and FibroGen’s and Solazyme’s rights and obligations hereunder are conditioned upon the parties’ receiving the written consent of Master Lessor. If FibroGen fails to obtain Master Lessor’s written consent to this Third Amendment within thirty (30) days after its execution by both parties, Solazyme may terminate this Third Amendment by giving FibroGen written notice thereof. Upon delivery of such notice of termination of this Third Amendment, FibroGen shall return to Solazyme promptly, and without demand, the Security Deposit and any Base Rent paid by Solazyme with respect to the Expanded Space.

2.2	Full Force and Effect. This Third Amendment amends the terms of the Sublease and is deemed incorporated into, and governed by all the other terms of, the Sublease. The provisions of the Sublease, as amended by this Third Amendment, remain in full force and effect.

2.3	Entire Agreement. This Third Amendment, together with the Sublease, represent the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreement with respect thereto.

2.4	Authority. FibroGen and Solazyme each represent and warrant to the other that the person executing this Third Amendment on behalf of such party is duly authorized to execute and deliver this Third Amendment on behalf of such party.

2.5	Counterparts. This Third Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies of original signature pages sent by facsimile and/or PDF shall have the same effect as signature pages containing original signatures.

[IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment effective as of the Third Amendment Effective Date.

FIBROGEN, INC.

Pat Cotroneo
Name

/s/ Pat Cotroneo
Signature

CFO
Title

7/13/11
Date

SOLAZYME, INC.

Tyler Painter
Name

/s/ Tyler Painter
Signature

CFO
Title

7/13/11
Date

Attachment B-3

Floor Plan-201 and 225 Gateway Boulevard